                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                   BROWN COUNTY LANDFILL GAS ASSOCIATES, L.P.

     The undersigned,  an authorized person for the purpose of forming a limited partnership  pursuant to the Delaware  Revised Uniform Limited  Partnership Act,
does hereby certify as follows:

          1. The name of the limited partnership is:

                   BROWN COUNTY LANDFILL GAS ASSOCIATES, L.P.

          2. The registered  office of the  Partnership is to be located at 1013
     Centre Road,  Wilmington,  Delaware 19805-1297.  The name of its registered agent at that address is Corporation Service Company.

          3. The name and address of the general partner of the Partnership is:

                                    ZFC Energy, Inc.
                                    40 Tower Lane
                                    Avon, CT 06001

     IN WITNESS  WHEREOF,  the  undersigned  has executed  this  Certificate  of
Limited Partnership of BROWN COUNTY LANDFILL GAS ASSOCIATES, L.P. as of the 22nd
day of March, 2000.

                                                       ZFC ENERGY, INC.,
                                                       General Partner

                                               By:  /s/ Stephen Rosenberg
                                                    --------------------------
                                                    Stephen Rosenberg, Secretary